Exhibit 99.1

Organovo Provides Guidance on Retail Investor Conference

03/28/2014

SAN DIEGO, March 28, 2014 /PRNewswire/ — Organovo Holdings, Inc. (NYSE MKT: ONVO) (“Organovo”), a three-dimensional biology company focused on delivering breakthrough 3D bioprinting technology, today provided guidance on topics to be discussed at an upcoming Retail Investor Conference on April 10, 2014.

Organovo’s Chairman and Chief Executive Officer, Keith Murphy, will be presenting on Thursday, April 10, 2014 at 12:00pm ET, and investors can directly participate in this live, interactive online event. Investors will be invited to ask the company questions in real-time both in the presentation hall as well as the company’s “virtual trade booth.” Organovo has regularly updated its online presentation at retailinvestorconferences.com, and the company maintains its most recent investor conference for on demand viewing at any time. The most recent version can be viewed now by visiting retailinvestorconferences.com. Because the company maintains 24/7 access to this extensive presentation on its technology and business, it has at times declined to have shorter presentations with a subset of the same information presented to be webcast or recorded, such as the 15 minute short form presentation at the Alliance for Regenerative Medicine investor conference on March 26, 2014. All information provided at that conference, and more, is found in the current on-demand presentation.

At the upcoming conference on April 10, Organovo will provide information on several topics, including:

KOL update: guidance on expectations and timelines for key opinion leader (KOL) evaluation of Organovo’s 3D Liver tissue;

Cash burn and R&D spending: Review of the company’s cash position and expectations of future spending;

Update on progress of bioprinted breast cancer models: New results from Organovo’s bioprinted breast cancer models are expected to be released at the upcoming American Association for Cancer Research (AACR) annual meeting, to be held April 5-9 in San Diego, CA. Mr. Murphy will review the results on the live investor conference on April 10;

Advantages of NovoGen 3D Bioprinting versus currently available methods and technologies: Organovo will cover the advantages of its NovoGen 3D Bioprinting to achieve breakthroughs in the creation of living tissue, including up to date data from its 3D Liver product. Based on the performance of the liver to date, which will be reviewed at the conference, the company believes its human liver model currently in development has the opportunity to redefine the category of in vitro assays as being fully human; multicellular; three dimensional in size, shape, and substance; and consistent in form and function with a native tissue sample. It also believes this set of attributes is unique and umatched by current products and technologies, none of which use any form of bioprinting today.

DATE: April 10, 2014

TIME: 12:00 PM ET

If attendees are not able to join the event live on the day of the conference, an on-demand archive will be available for at least 90 days. It is recommended that investors pre-register to save time and receive event updates.

To watch Organovo’s most recent investor presentation on demand, please follow these instructions:

LINK: www.retailinvestorconferences.com > click on red “register / watch event now” button

Register or login

Go to “Auditorium”

Select “Watch this month’s presentations”

(December event)

Scroll down and select “Organovo”

About Organovo Holdings, Inc.

Organovo designs and creates functional, three-dimensional human tissues for medical research and therapeutic applications. The Company is collaborating with pharmaceutical and academic partners to develop human biological disease models in three dimensions. These 3D human tissues have the potential to accelerate the drug discovery process, enabling treatments to be developed faster and at lower cost. In addition to numerous scientific publications, the Company’s technology has been featured in The Wall Street Journal, Time Magazine, The Economist, and numerous others. Organovo is changing the shape of medical research and practice. Learn more at www.organovo.com.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology; the market acceptance of the Company’s products; and the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including our prospectus supplement filed with the SEC on November 27, 2013 and our transition report on Form 10-KT filed with the SEC on May 24, 2013 as well as our other filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-

looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

SOURCE Organovo Holdings, Inc.

Investor Contact, Barry Michaels, Chief Financial Officer, 858-224-1000, ext. 3, IR@organovo.com, or Gerry Amato, Booke & Company Investor Relations, admin@bookeandco.com; Media Contact, Mike Renard, EVP, Commercial Operations, 858-224-1006, mrenard@organovo.com